Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-153070 and 333-88380) of Barnwell Industries Inc. of our report dated November 13, 2018 relating to the statements of revenues and direct operating expenses for the Twining acquisition properties, which appears in this Current Report on Form 8‑K/A.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Canada
November 13, 2018